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                                                                   EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated May 5, 2000 accompanying the consolidated financial statements and schedule of IntraNet Solutions, Inc. and subsidiaries which are incorporated by reference or included in the Annual Report on Form 10-K of IntraNet Solutions, Inc. for the year ended March 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of IntraNet Solutions, Inc. and subsidiaries on Forms S-8 (No. 333-11489, No. 333-66449, No. 333-66451, and No. 333-90843) and Forms S-3 (No.
333-33437, No. 333-57181, No. 333-30466, No. 333-34476 and No. 333-32102).

                                                          /s/ Grant Thornton LLP

Minneapolis, Minnesota
June 19, 2000

























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